2000 STOCK OPTION PLAN

of

CASEY'S GENERAL STORES, INC.

ARTICLE I

PURPOSES

The purpose of this 2000 Stock Option Plan, which shall be known as the "2000 Stock Option Plan of Casey's General Stores, Inc." (the "Plan"), is to promote the interests of Casey's General Stores, Inc., an Iowa corporation (the "Company"), and its shareholders by strengthening its ability to retain officers and key employees in the employ of the Company, or of any subsidiary of the Company, by furnishing additional incentives whereby such present and future officers and key employees may be encouraged to acquire, or to increase their acquisition of, the Company's common stock, thus maintaining their personal interest in the Company's continued success and progress. The Plan provides for the grant of options to purchase shares of Common Stock ("Option" or "Options") in accordance with the terms and conditions set forth below.

Any Option granted under this Plan may be either an incentive stock option (an "ISO") or a non-qualified option (a "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to be an "incentive stock option" described in Section 422(b) of the Code and does in fact satisfy the requirements of that section. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term in described in Section 422(b) of the Code, or that fails to satisfy the requirements of that section.

ARTICLE II

DEFINITIONS

In addition to the definitions set forth in Article I hereof, for purposes of this Plan the following terms shall have the following meanings:

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board.
"Common Stock" means unauthorized and unissued shares of the Common Stock, no par value, of the Company.

"Employee" means any key employee of the Company or any subsidiary thereof. Members of the Board who are not full-time salaried officers or employees are not Employees for purposes of this Plan.

"Fair Market Value" means the last reported sales or closing price of the Common Stock, on the date on which it is to be valued hereunder, as reported on the NASDAQ National Market System or other securities exchange.

"Non-Employee Director" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

"Optionee" means an Employee to whom an Option is granted pursuant to the Plan.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee, which shall at all times consist of not less than two (2) persons, each of whom shall be a Non-Employee Director. The Committee shall have complete authority to construe and interpret the Plan, to establish, amend and rescind appropriate rules and regulations relating to the Plan, to select persons eligible to participate in the Plan, to grant Options thereunder, to administer the Plan, to make recommendations to the Board and to take all such steps and make all such determinations in connection with the Plan and the Options granted thereunder as it may deem necessary or advisable. All determinations of the Committee shall be by a majority of its members, and its determinations shall be final.

ARTICLE IV

ELIGIBILITY

4.1. All Employees who have demonstrated significant management potential or who have contributed, or are deemed likely to contribute, in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Optionees under the Plan; provided that such individuals have been Employees at all times during a period beginning on the date on which the Committee grants to such individual an Option and ending on the day three (3) months before the date of exercise of the Option.

4.2. No Employee shall be granted an Option intended to be an ISO if, immediately before the Option is to be granted, the Employee owns, directly or indirectly, more than ten percent (10%) of the Common Stock and other stock of the Company possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary of the Company; provided, however, that the limitation stated in this Section 4.2 shall not apply if at the time such Option is granted the Option Price is not less than one hundred ten percent (110%) of the Fair Market Value (at the time the Option is granted) of the Common Stock subject to the Option, and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

ARTICLE V

SHARES RESERVED

5.1. There shall be reserved for issuance pursuant to the Plan a total of Five Hundred Thousand (500,000) shares of Common Stock, together with any shares that were available for grant under the Company's 1991 Incentive Stock Option Plan as of June 6, 2000 (estimated to be 752,164 shares) and any shares that, after such date, would have, but for Article XI below, otherwise become available for grant under the terms of such Plan by reason of forfeitures or otherwise. In the event that (i) an Option expires or is terminated unexercised as to any shares covered thereby, or (ii) shares are forfeited for any reason under the Plan, such shares shall thereafter be again available for issuance pursuant to the Plan.

5.2. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits of the Plan to the Optionees and the Company, as to the number (including the number specified in Section 5.1 above) or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including the number of outstanding Options and the Option Prices thereof.

ARTICLE VI

GRANT OF OPTIONS

Options may be granted to Employees in such number and at such times during the term of this Plan (as defined in Article XII hereof) as the Committee shall determine, the Committee taking into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. The granting of an Option pursuant to the Plan shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such an Option to a particular Optionee at a particular price. Each Option shall be evidenced by a written agreement to be duly executed and delivered by or on behalf of the Company and the Optionee and containing provisions not inconsistent with the Plan. An Option granted under the Plan may be either an ISO or a NQO.

ARTICLE VII

TERMS AND CONDITIONS OF OPTIONS

Options granted under this Plan shall be subject to the following terms and conditions:

7.1. Option Price. The Option Price per share with respect to each Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted (the "Option Price").

7.2. Duration of Options. Options shall be exercisable at such time and under such conditions as set forth in the written agreement evidencing such Option, but in no event shall any Option be exercisable on or after the tenth anniversary of the date on which the Option is granted.

7.3. Exercise of Option. The shares of Common Stock covered by an Option may not be purchased by an Optionee prior to the first anniversary of the date on which the Option is granted, or such longer period as the Committee may determine in a particular case, but thereafter may be purchased at one time or in such installments over the balance of the Option period as may be provided in the Option; any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the Option. To the extent that the right to purchase shares has accrued thereunder, Options may be exercised from time to time by written notice of the Company stating the number of shares with respect to which the Option is being exercised.

7.4. Payment. Shares of Common Stock purchased under any Option shall, at the time of purchase, be paid for in full. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Optionee valued at Fair Market Value as of the day of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, or by a combination of cash and shares of Common Stock. No shares shall be issued or delivered until full payment therefor has been made. A holder of an Option shall have none of the rights of a shareholder until the shares of Common Stock are issued pursuant to the exercise of an Option. The Committee may provide an Optionee with assistance in financing the Option Price and applicable withholding taxes, on such terms and conditions as it determines appropriate in its sole discretion. The Committee also may permit an Optionee to elect to pay the Option Price by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion thereof) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

7.5. Withholding. In the Committee's discretion, the Optionee may be required to pay to the Company the amount of any taxes required to be withheld with respect to shares of Common Stock purchased under any Option or, in lieu thereof, the Company shall have the right to retain (or the Optionee may be offered the opportunity to elect a tender) the number of shares of Common Stock whose Fair Market Value on the date such taxes are required to be withheld equals the amount required to be so withheld.

7.6. Limitation on ISOs. Except as may otherwise be permitted by the Code, the aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which an Option intended to be an ISO is exercisable for the first time by any Optionee during the calendar year (under all such plans of the Company and any affiliated corporation) shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

7.7. Restrictions on Transfer of Common Stock. The Committee shall determine, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder including restrictions on the transferability of such shares acquired through the exercise of such Option. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of Options for such periods as the Committee may determine and, further, that in the event the Optionee's employment by the Company terminates during the period in which such shares are nontransferable, the Optionee shall be required to sell such shares back to the Company at such price as the Committee may specify in the Option.

7.8. Purchase for Investment. The Committee shall have the right to require that each Optionee or other person who shall exercise an Option under the Plan, and each person into whose name shares of Common Stock shall be issued, pursuant to the exercise of an Option, jointly with that of any Optionee, represent and agree that any and all shares of Common Stock of the Company pursuant to such Option will be purchased for investment thereof or that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the written agreement granting such Option; provided, however, that the foregoing provisions of this subparagraph 7.8 shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from any governmental agency and has completed all necessary or advisable registrations or other qualification of shares of Common Stock as to which Options may from time to time be granted, as contemplated by Article VIII hereof.

7.9. Non-Transferability of Options. During an Optionee's lifetime, the Option may be exercised only by the Optionee, and Options shall not be transferable, except for exercise by the Optionee's legal representatives or beneficiaries as provided in Section 7.11 hereof.

7.10. Termination of Employment. Upon the termination, including retirement, of an Optionee's employment, for any reason, other than death or termination for deliberate, willful or gross misconduct, the Option shall be exercisable by the Optionee only as to those shares of Common Stock which were then subject to the exercise of such Option (unless the Committee shall determine in a specific case that particular limitations under the Plan shall not apply), and such Option shall expire unless exercised within three (3) months after the date of such termination. If an Optionee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Option shall expire upon receipt by the Optionee of the notice of such termination.

7.11. Death of Optionee. Upon the death of an Optionee, whether during the period of employment or during the three (3) month period referred to in the first sentence of Section 7.10, hereof, the Option held by the Optionee shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such option at the time of the Optionee's death (unless the Committee shall determine in a specific case that particular limitations under the Plan shall not apply), and such Option shall expire unless exercised by the legal representatives or beneficiaries of the Optionee within twelve (12) months after the date of the Optionee's death.

ARTICLE VIII

REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an Option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

ARTICLE IX

NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an Optionee the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss an Optionee free from any liability, or from any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Option.

ARTICLE X

CONSTRUCTION OF THE PLAN

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Iowa, without regard to conflict of law principles.

ARTICLE XI

PRIOR PLAN

Upon the effectiveness of the Plan, no further grants shall be made under the 1991 Incentive Stock Option Plan of the Company. At the discretion of the Committee and subject to the consent of the Optionees thereunder, any prior grants that were made under such plan shall be covered by the terms and conditions of this Plan.

ARTICLE XII

TERM OF PLAN

No Option shall be granted pursuant to this Plan after May 31, 2010, but Options theretofore granted may extend beyond that date and the terms and conditions of this Plan shall continue to apply thereto and to shares of Common Stock acquired upon exercise thereof.

ARTICLE XIII

TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors may at any time terminate the Plan with respect to any shares of the Company not at the time subject to any Option, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any regulatory approval, referred to in clause (i) of Article VIII hereof), provided that no change in any Option theretofore granted may be made which would impair the rights of an Optionee without the consent of such Optionee; and, further, that without the approval of shareholders, no alternation or amendment may be made which would (i) increase the maximum number of shares of the Company subject to the Plan (except as provided in Section 5.2 hereof), (ii) extend the term of the Plan or of Options granted thereunder, (iii) reduce the Option Price at which Options may be granted or (iv) change the class of Employees who may receive Options under the Plan.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan shall become effective as of July 26, 2000, subject to ratification by the shareholders of the Company.

IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers this 26th day of July, 2000.

CASEY'S GENERAL STORES, INC.

By    /s/ Ronald M. Lamb
Ronald M. Lamb, Chief Executive Officer

By    /s/ John G. Harmon
John G. Harmon, Secretary/Treasurer

GRANT OF INCENTIVE STOCK OPTION

THIS GRANT OF INCENTIVE STOCK OPTION, effective as of the 23rd day of June, 2009 (the "Date of Grant"), is delivered by Casey's General Stores, Inc., an Iowa corporation, on behalf of itself and its subsidiaries (together, the "Company") to __________________________________ (the "Employee"), who is an employee of the Company.

WHEREAS, the Board of Directors of the Company on July 26, 2000, adopted, with subsequent approval by the shareholders on September 15, 2000, the 2000 Stock Option Plan of Casey's General Stores, Inc. (the "Plan"); and

WHEREAS, the Plan provides for the granting of incentive stock options by the Compensation Committee of the Board of Directors (the "Committee") to directors, officers and key employees of the Company (excluding members of the Board who are not full-time salaried officers or employees) to purchase, or to exercise certain rights with respect to, shares of Common Stock of the Company (the "Common Stock"), in accordance with the terms and conditions thereof; and

WHEREAS, the Committee considers the Employee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interests of the Company to grant the incentive stock options documented herein.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1.    Grant of Option. Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Employee, as of the Date of Grant, an option to purchase up to _______________________________________ (___________) shares of Common Stock at a price of $25.26 per share (the "Option"), which the parties agree was the fair market value thereof on the Date of Grant. The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended.

2.    Exercise of Option. Notwithstanding anything in the Plan to the contrary, the Option may be exercised by Employee at any time, and from time to time, on and after June 23, 2012, in whole or in part, until the termination thereof as provided in paragraph 4 hereof; provided, however, that the aggregate fair market value (determined as of the Date of Grant) of the Common Stock for which the Option is exercisable for the first time by Employee during any calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

3.    Change of Control. In the event of a change in control of the Company prior to the exercise of Options granted hereunder, but after the Employee has completed one year of

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continuous employment subsequent to the Date of Grant Option, all outstanding Options granted hereunder shall immediately become fully vested and exercisable notwithstanding any provisions of the Plan or anything in paragraph 2 above to the contrary.

For purposes of this paragraph 3, a change in control shall be deemed to have occurred on the earlier of the following dates:

(a)
The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding Common Stock of the Company;

(b)
The date the shareholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any Common Stock of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of all or substantially all the assets of the Company; or

(c)
The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period beginning after the Date of Grant, unless the nomination for election by the Company<s shareholders of each new director was approved by the vote of three-fourths of the directors then still in office who were in office at the beginning of the twelve (12) month period.

4.    Method of Exercise. The Option shall be exercised by written notice directed to the Secretary of the Company, acting on behalf of the Committee, stating the number of shares with respect to which the Option is being exercised and the expected date of purchase, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon. Shares of Common Stock purchased under the Option shall be paid for in full at the time of purchase. Such payment shall be made in cash, and no shares shall be issued or delivered until full payment therefor has been made. Upon receipt of such payment, the Company shall make immediate delivery of such shares; provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

5.    Termination of Option. Except as herein otherwise stated, the Option to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:

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(a)    The expiration of three (3) months after the date on which Employee's employment by the Company is terminated (except if such termination be by reason of death or for deliberate, willful or gross misconduct);

(b)    In the event of Employee's death while in the employ of the Company, the legal representatives or beneficiaries of Employee may exercise, within twelve (12) months following the date of Employee's death, the Option as to those shares of Common Stock subject to the Option at the time of Employee's death, unless the Committee shall determine in a specific case that particular limitations under the Plan shall not apply;

(c)    If Employee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Committee, all rights under this Option shall expire upon receipt by Employee of the notice of such termination; or

(d)    June 23, 2019 (being the expiration of ten (10) years from the Date of Grant).

6.    Adjustment of Option. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such adjustment as it deems to be equitable in the number and kind of shares of Common Stock subject to the Option or in the Option price; provided, however, that no such adjustment shall give the Employee any additional benefits under the Option.

7.    No Rights of Shareholders. Neither the Employee nor any personal representative shall be, or shall have any of the rights or privileges of, a shareholder of the Company with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, until the shares of Common Stock are issued by the Company.

8.    Non-Transferability of Option. During the Employee's lifetime, the Option may be exercised only by the Employee or any guardian or legal representative of the Employee, and the Option shall not be transferable, except for exercise by the Employee's legal representatives or beneficiaries as provided in the Plan, nor shall the Option be subject to attachment, execution or other similar process. In the event of (i) any attempt by the Employee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Employee and it shall thereupon become null and void.

9.    Employment Not Affected. The granting of the Option or its exercise shall not be construed as granting to the Employee any right with respect to continuation of employment by the Company. Except as may otherwise be limited by a written agreement between the Company and the Employee, the right of the Company to terminate at will the Employee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically

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reserved by the Company, as the employer of the Employee, and acknowledged by the Employee.

10.    Notice. Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at One Convenience Boulevard, Ankeny, Iowa 50021, and any notice to the Employee shall be addressed to the Employee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage pre-paid, or delivered in person.

11.    Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. In the event there is any conflict between the Plan and this instrument, the terms of this instrument shall control. The Committee shall interpret and construe the Plan and this instrument, and its interpretation and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder with respect to any issue arising hereunder or thereunder.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and the Employee has placed his or her signature hereon, effective as of the Date of Grant.

CASEY'S GENERAL STORES, INC.

By:    _______________________________
Robert J. Myers,
Chief Executive Officer
ATTEST:

By:    _______________________________
Brian J. Johnson, Vice President –
Finance and Corporate Secretary

ACCEPTED AND AGREED TO:

EMPLOYEE

By:    _______________________
(Signature)

_______________________
(Print Name Here)

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